PRESS RELEASE Contact: Dottye Robeson



FOR IMMEDIATE RELEASE
Chief Financial Officer
Phone: 219-722-3855
Fax: 219-722-3857
Email: dottyer@logansportsavings.com




                      LOGANSPORT FINANCIAL CORP. ANNOUNCES
                            STOCK REPURCHASE PROGRAM

Logansport, Indiana (April 24, 2001) Logansport Financial Corp.,(NASDAQ Small Cap Market, LOGN), an Indiana corporation which is the holding company for Logansport Savings Bank, FSB, a federal savings bank, announced today that the Board of Directors has approved the repurchase, from time to time, on the open or private market of up to 5% of the Company's outstanding shares of common stock, without par value ("Common Stock"), or 54,000 such shares. Such purchases will be made subject to market conditions in the open market or block transactions at prices deemed appropriate by management. Repurchases may begin as early as April 30, 2001.

According to David G. Wihebrink, President of the Corporation, the Board of Directors believes the repurchase program is in the best interests of the Corporation and its shareholders. The open or private market purchases will have the effect of enhancing the growth in earnings per share of the Corporation's remaining outstanding shares.